Exhibit 99.(n)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Western Asset Municipal Defined Opportunity Trust Inc.

We consent to use of our report, dated March 13, 2009, incorporated herein by reference in the Registration Statement on the Form N-2 (File No. 333-156784), with respect to Western Asset Municipal Defined Opportunity Trust Inc., as of March 10, 2009, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

March 26, 2009